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Exhibit 99.1

PRESS RELEASE
For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS AND SALE OF CAPITOLA MALL

        SANTA MONICA, CA, May 3, 2016—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended March 31, 2016, which included funds from operations ("FFO") diluted of $141.0 million or $.87 per share-diluted compared to $133.5 million or $.79 per share-diluted for the quarter ended March 31, 2015. Net income attributable to the Company was $421 million or $2.76 per share-diluted for the quarter ended March 31, 2016 compared to net income attributable to the Company for the quarter ended March 31, 2015 of $24.6 million or $.15 per share-diluted. Included in net income in the first quarter of 2016 results is a $434 million or $2.67 per share of gain, primarily from the sale of joint venture interests in four malls during the quarter. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Results and Capital Highlights:

  •
  Mall tenant annual sales per square foot for the portfolio were $625 for the year ended March 31, 2016 compared to $607 for the year ended March 31, 2015.

  •
  The releasing spreads for the year ended March 31, 2016 were up 15.4%.

  •
  Mall portfolio occupancy was 95.1% at March 31, 2016 compared to 95.4% at March 31, 2015.

  •
  On March 1, 2016 the Company, in a 50/50 joint venture, closed on the purchase of Country Club Plaza in Kansas City, MO. The total purchase price was $660 million and the Company's pro rata share of the purchase price was $330 million.

  •
  On April 13, 2016 the Company sold Capitola Mall for $93 million.

  •
  On April 19, 2016 the Company completed an accelerated stock repurchase program resulting in the retirement of 5.1 million shares of the Company at an average cost of $78.69.

        "The first quarter reflected continued strong performance, as evidenced by the strength of our portfolio's key operating metrics," said Arthur Coppola, chairman and chief executive officer of Macerich. "Furthermore, we were able to return capital to stockholders and continue to reinvest in our best assets at what we firmly believe is a significant discount to underlying property value through stock repurchases. Looking ahead, the Company remains keenly focused on driving strong same-center net operating income growth, executing on its value-add redevelopment pipeline and achieving superior stockholder returns."

Joint Ventures, Special Dividends and Stock Repurchase:

        In October, 2015 and January, 2016 the Company closed on previously announced joint ventures that included contributing eight properties, valued at $5.4 billion (at 100%), into separate joint ventures with GIC (40% interest in five assets) and Heitman (49% interest in three assets). Cash proceeds to Macerich from the transactions totaled $2.3 billion, which included $1.1 billion of excess financing proceeds. Part of the cash proceeds from the joint ventures was used in December, 2015 and January, 2016 to pay two special dividends of $2.00 each.

        In addition, the Company has used a portion of the joint venture proceeds to complete a total of $800 million of share repurchases under the Company's recently authorized $1.2 billion share repurchase program. During a period from November 13, 2015 to January 19, 2016 the Company repurchased 5.11 million shares of Macerich common stock at an average share price of $78.26. From the period of February 18, 2016 to April 19, 2016 the Company retired 5.08 million shares at an average price of $78.69.

Financing Activity:

        Subsequent to the closing of the purchase of Country Club Plaza, a $320 million 10 year fixed rate loan with an interest rate of 3.85% was placed on the asset.

        The Company has committed to a $375 million loan on The Shops at North Bridge. The loan is a 12 year fixed rate loan with an interest rate of 3.68% that is expected to close in May, 2016. It will pay off the existing loan of $189 million that has an interest rate of 7.50%.

2016 Earnings Guidance:

        Management is reaffirming its previous estimate of diluted EPS and FFO per share guidance for 2016. A reconciliation of estimated EPS to FFO per share-diluted follows:

2016 range
Diluted EPS	$3.73 - $3.83
Plus: real estate depreciation and amortization	3.07 - 3.07
Less: gain on sale of dispositions	2.75 - 2.75

Diluted FFO per share	$4.05 - $4.15

        The only major assumption that changed in the guidance is that the sale of Capitola Mall in April and its dilutive impact on FFO has now been considered in the above guidance range.

        Details of the guidance assumptions are included in the Company's Form 8-K supplemental financial information.

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 50 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investors Section). The call begins Wednesday May 4, 2016 at 10:30 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	Unaudited
	2016	2015
Results of Operations:
Revenues:
Minimum rents	$151,048	$190,761
Percentage rents	3,014	3,248
Tenant recoveries	80,173	105,698
Other income	13,148	13,003
Management Companies' revenues	8,617	5,625

Total revenues	256,000	318,335

Expenses:
Shopping center and operating expenses	79,324	101,664
Management Companies' operating expenses	27,900	26,468
REIT general and administrative expenses	8,629	8,422
Costs related to unsolicited takeover offer	—	13,572
Depreciation and amortization	86,931	120,618
Interest expense	39,776	53,286
Loss (gain) on extinguishment of debt, net	3,575	(2,245)

Total expenses	246,135	321,785

Equity in income of unconsolidated joint ventures	11,660	8,274
Co-venture expense(a)	(3,289)	(2,130)
Income tax (expense) benefit	(1,317)	935
Gain on sale or write down of assets, net	434,456	935
Gain on remeasurement of assets	—	22,103

Net income	451,375	26,667
Less net income attributable to noncontrolling interests	30,460	2,056

Net income attributable to the Company	$420,915	$24,611

Average number of shares outstanding—basic	151,984	158,336
Average shares outstanding, assuming full conversion of OP Units(b)	162,805	168,852
Average shares outstanding—Funds From Operations ("FFO")—diluted(b)	162,924	169,060
Net income per share—basic	$2.77	$0.15
Net income per share—diluted	$2.76	$0.15
Dividend declared per share	$0.68	$0.65
FFO—basic(b)(c)	$141,029	$133,534
FFO—diluted(b)(c)	$141,029	$133,534
FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$144,604	$144,861
FFO per share—basic(b)(c)	$0.87	$0.79
FFO per share—diluted(b)(c)	$0.87	$0.79
FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer(b)(c)	$0.89	$0.86

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	Unaudited
	2016	2015
Reconciliation of Net income attributable to the Company to FFO(c):
Net income attributable to the Company	$420,915	$24,611
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	29,985	1,635
Gain on sale or write down of consolidated assets, net	(434,456)	(935)
Gain on remeasurement of consolidated assets	—	(22,103)
plus gain on undepreciated asset sales—consolidated assets	2,412	944
plus non-controlling interests share of gain on sale or write down of consolidated joint ventures, net	—	112
Loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	4	—
plus loss on undepreciated asset sales—unconsolidated joint ventures (pro rata)	(4)	—
Depreciation and amortization on consolidated assets	86,931	120,618
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,694)	(3,791)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	41,876	15,611
Less: depreciation on personal property	(2,940)	(3,168)

Total FFO—basic and diluted	141,029	133,534
Loss (gain) on extinguishment of debt, net—consolidated assets	3,575	(2,245)

Total FFO—diluted, excluding extinguishment of debt	144,604	131,289
Add: Costs related to unsolicited takeover offer	—	13,572

Total FFO—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$144,604	$144,861

	For the Three Months Ended March 31,
	Unaudited
	2016	2015
Reconciliation of EPS to FFO per diluted share(c):
Earnings per share—diluted	$2.76	$0.15
Per share impact of depreciation and amortization of real estate	0.76	0.76
Per share impact of gain on remeasurement, sale or write down of assets, net	(2.65)	(0.12)

FFO per share—diluted	$0.87	$0.79
Per share impact of loss (gain) on extinguishment of debt, net	0.02	(0.01)
Per share impact of costs related to unsolicited takeover offer	0.00	0.08

FFO per share—diluted, excluding extinguishment of debt and costs related to unsolicited takeover offer	$0.89	$0.86

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	Unaudited
	2016	2015
Reconciliation of Net income attributable to the Company to EBITDA:
Net income attributable to the Company	$420,915	$24,611
Interest expense—consolidated assets	39,776	53,286
Interest expense—unconsolidated joint ventures (pro rata)	22,494	8,579
Depreciation and amortization—consolidated assets	86,931	120,618
Depreciation and amortization—unconsolidated joint ventures (pro rata)	41,876	15,611
Noncontrolling interests in OP	29,985	1,635
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,043)	(6,179)
Loss (gain) on extinguishment of debt, net—consolidated assets	3,575	(2,245)
Gain on sale or write down of assets—consolidated assets, net	(434,456)	(935)
Gain on remeasurement of assets—consolidated assets	—	(22,103)
Loss on sale or write down of assets—unconsolidated joint ventures (pro rata), net	4	—
Add: Non-controlling interests share of gain on sale of consolidated assets, net	—	112
Income tax expense (benefit)	1,317	(935)
Distributions on preferred units	143	138

EBITDA(d)	$206,517	$192,193

	For the Three Months Ended March 31,
	Unaudited
	2016	2015
Reconciliation of EBITDA to Net Operating Income ("NOI") and to NOI—Same Centers:
EBITDA(d)	$206,517	$192,193
Add: REIT general and administrative expenses	8,629	8,422
Costs related to unsolicited takeover offer	—	13,572
Management Companies' revenues	(8,617)	(5,625)
Management Companies' operating expenses	27,900	26,468
Straight-line and above/below market adjustments	(6,412)	(5,973)

NOI—All Centers	228,017	229,057
NOI of non-comparable centers	(20,896)	(36,437)

NOI—Same Centers(e)	$207,121	$192,620

(d)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses and costs related to unsolicited takeover offer. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)